As filed with the Securities and Exchange Commission on February 4, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 4, 2022
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BAC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series E	BAC PrE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series GG	BAC PrB	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.875% Non-Cumulative Preferred Stock, Series HH	BAC PrK	New York Stock Exchange
7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L	BAC PrL	New York Stock Exchange
Depositary Shares, each representing a 1/1,200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred	BML PrG	New York Stock Exchange
Stock, Series 1
Depositary Shares, each representing a 1/1,200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred	BML PrH	New York Stock Exchange
Stock, Series 2
Depositary Shares, each representing a 1/1,200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred	BML PrJ	New York Stock Exchange
Stock, Series 4
Depositary Shares, each representing a 1/1,200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred	BML PrL	New York Stock Exchange
Stock, Series 5
Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIII (and the guarantee related thereto)	BAC/PF	New York Stock Exchange
5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIV (and the guarantee related thereto)	BAC/PG	New York Stock Exchange
Income Capital Obligation Notes initially due December 15, 2066 of Bank of America Corporation	MER PrK	New York Stock Exchange
Senior Medium-Term Notes, Series A, Step Up Callable Notes, due November 28, 2031 of BofA Finance LLC (and the guarantee of the	BAC/31B	New York Stock Exchange
Registrant with respect thereto)
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series KK	BAC PrM	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.000% Non-Cumulative Preferred Stock, Series LL	BAC PrN	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.375% Non-Cumulative Preferred Stock, Series NN	BAC PrO	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.125% Non-Cumulative Preferred Stock, Series PP	BAC PrP	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series QQ	BAC PrQ	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.750% Non-Cumulative Preferred Stock, Series SS	BAC PrS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 8.01.     Other Events.

Bank of America Corporation (“Bank of America” or the “Company”) today announced that its Board of Directors (the “Board”) has approved 2021 total compensation for Chairman and Chief Executive Officer Brian T. Moynihan of $32,000,000, compared to last year’s total compensation of $24,500,000.

In determining this compensation, the independent members of the Board evaluated many aspects of the Company’s performance in delivering Responsible Growth in 2021. The tenets of Responsible Growth encompass each aspect of Bank of America’s financial performance/shareholder return and its continued support of clients, communities and its employees.

Shareholders. The Company earned a record $32 billion in net income in 2021. With these earnings and the strength of its balance sheet the Company returned $32 billion to shareholders in 2021 through dividends and common stock repurchases. In addition, shareholders experienced a 47% increase in the Company’s stock price during 2021. The Company’s balance sheet remained a source of strength, with more than $270 billion in shareholders’ equity and record liquidity levels of $1.2 trillion at the end of 2021. Deposit balances grew $269 billion in 2021 to $2.1 trillion.

Employees. The Company continued to invest in being a great place to work in 2021, prioritizing the health and safety of teammates in the face of the pandemic. The enhanced benefits provided during the pandemic include more than four million days of back-up care for children and adults as well as an expansion of our ongoing US child care reimbursement and back-up care programs. In 2021 the Company recorded employee satisfaction index scores above pre-pandemic 2019 scores. Also, the Company raised the minimum hourly rate of pay for U.S. teammates to $21 and announced the intent to increase that rate to $25/hour by 2025. Additionally, the Company recently announced the fifth year of Sharing Success awards since 2017 with approximately 97% of employees receiving an award - most will receive shares of the Company’s common stock, further aligning interests with shareholders. The total value of awards that will be provided to employees has increased to $1 billion this year, totaling nearly $3.3 billion since 2017 and is in addition to all other compensation provided.

Clients. The Company continued to support clients in 2021 with credit, capital and liquidity. The Company raised $963 billion on behalf of clients and increased new commercial commitments by $426 billion. The Company also continued to see strong client engagement across its digital platforms. By year-end, there were 41.4 million active digital banking users. Importantly, the Company experienced organic growth across its businesses, with many metrics returning to, or exceeding, pre-pandemic 2019 levels. For example, in 2021 the Company added 901,000 net new checking accounts and 525,000 new Consumer Investment accounts. Additionally, the Company’s wealth management businesses had record client flows, the Investment Bank had a record year, and Global Markets achieved its highest sales and trading revenue in a decade.

Communities. The Company continued to advance racial equality and economic opportunity, including funding $450 million of the previously announced $1.25 billion commitment. Our actions in 2021 included:
–Investing $36 million in 21 Minority Deposit Institutions and Community Development Financial Institutions, banks supporting minority-owned businesses
–Providing $300 million to 100 equity funds to provide capital to diverse entrepreneurs and small business owners
–Committing $15 billion to help 60,000 individuals and families purchase an affordable home

Bank of America also issued its second Equality Progress Sustainability Bond for $2 billion to promote financing for, and investments in, underserved communities, minority-and women-led businesses and low-carbon solutions. The Company made progress on its announced goal of net zero greenhouse gas emissions before 2050 and our $1.5 trillion sustainable finance commitment.

In addition, the Board recognized Mr. Moynihan’s leadership in 2021, including the successful transition of new leaders to the Bank of America Management Team to continue to drive responsible growth. The Board also recognized Mr. Moynihan’s leadership in the financial services industry and among other CEO forums, including as chair of the World Economic Forum’s International Business Council and The Clearing House, and as co-chair of the Sustainable Markets Initiative.

Compensation Structure. The Board determined that Mr. Moynihan’s compensation structure continues to be composed of base salary, time-based restricted stock units (“RSUs”), and performance RSUs. Mr. Moynihan’s annual base salary remains $1.5 million. The aggregate value of his 2021 equity incentive award is $30.5 million. Consistent with prior years, there is no cash bonus. The incentive is comprised 30% of cash-settled RSUs that will vest over the next 12 months, 20% of stock-settled RSUs that will vest annually over the next four years, and 50% of performance RSUs that will be re-earned only if Bank of America’s future financial performance meets specific standards.

The overall structure of Mr. Moynihan’s 2021 performance RSUs remains consistent with the structure over the prior nine years, during which time shareholders voted to approve the Company’s executive compensation program through the annual advisory “Say on Pay” process with an average of 94.5 % support. The performance RSUs awarded to Mr. Moynihan continue to use a “re-earn” approach, vesting only if the Company meets specific performance standards over a three-year period (from 2022 through 2024). Under this “re-earn” approach, future performance of the Company below the standards of the performance RSUs will decrease the amount ultimately paid; 100% is the maximum payout if standards are met. The three-year average return on assets and three-year average growth in adjusted tangible book value standards for the performance RSUs are unchanged from last year.

Additionally, all of Mr. Moynihan’s 2021 equity incentive awards are subject to Bank of America’s stock ownership and retention requirements. Specifically, 50% of the net after-tax shares he receives from equity awards must be retained until one year after his retirement. These equity awards also are subject to Bank of America’s cancellation and clawback policies.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: February 4, 2022